UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2024

STEPAN COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-4462	36-1823834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Skokie Boulevard Suite 500
Northbrook, Illinois		60062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 847 446-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	SCL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Luis E. Rojo as President and Chief Executive Officer and Departure of Scott R. Behrens

On October 30, 2024, Stepan Company (the “Company”) announced that the Board of Directors (the “Board”) of the Company appointed Luis E. Rojo as President and Chief Executive Officer and as a member of the Board with a term expiring at the annual meeting to be held in 2025, effective immediately, succeeding Scott R. Behrens, who is departing the Company to pursue other opportunities. Mr. Behrens has also resigned as a member of the Board.

Mr. Rojo, 52, has served as Vice President and Chief Financial Officer of the Company since April 2018. From February 2018 to April 2018, he served as Global Hair Care Finance Director at Procter & Gamble Co. (“P&G”), a branded consumer packaged goods company. From April 2014 to February 2018, he served as NA Hair Care Finance Director at P&G.

As President and Chief Executive Officer, Mr. Rojo will receive an annual salary of $940,000, effective immediately. Mr. Rojo will continue to be eligible to participate in the Company’s short-term incentive compensation program, with a target annual incentive award of 100% of his base salary for 2024 in recognition of his appointment to President and Chief Executive Officer. Mr. Rojo will also continue to be eligible to participate in the Company’s long-term incentive compensation program, and will continue to be entitled to certain perquisites available to executive officers and eligible for certain employee benefits generally available to all employees. In connection with his appointment as President and Chief Executive Officer of the Company, Mr. Rojo will receive:

•
a grant of performance shares with a grant date fair value of $500,000 (at target award level), which performance shares will vest and be paid, if at all, on December 31, 2027, if, during the period from the grant date through December 31, 2027, the Company’s common stock maintains for 20 consecutive trading days a daily closing share price of $100.00 per share or higher, subject to the terms and conditions of the Company’s equity plan and related award agreement;

•
a grant of performance shares with a grant date fair value of $500,000 (at target award level), which performance shares will vest and be paid, if at all, on December 31, 2027, if, during the period from the grant date through December 31, 2027, the Company’s common stock maintains for 20 consecutive trading days a daily closing share price of $150.00 per share or higher, subject to the terms and conditions of the Company’s equity plan and related award agreement; and

•
a grant of restricted stock units (“RSUs”) with a grant date fair value of $1,000,000, granted at the average of the high and low price of Company common stock on the date of the grant, that will settle in stock and vest in three equal annual installments on December 31, 2025, 2026 and 2027, subject to Mr. Rojo’s continued employment with the Company through the applicable vesting date and the terms and conditions of the Company’s equity plan and related award agreement.

There are no arrangements or understandings between Mr. Rojo and any other persons pursuant to which Mr. Rojo was named President and Chief Executive Officer of the Company. Mr. Rojo does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to become a director or executive officer. Mr. Rojo does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Appointment of Samuel S. Hinrichsen as Interim Vice President and Chief Financial Officer

Effective upon Mr. Rojo’s appointment to President and Chief Executive Officer, the Board appointed Samuel S. Hinrichsen to serve as Vice President and Interim Chief Financial Officer of the Company, in addition to continuing his current role as the Company’s Global Director of Finance, until such time as a permanent replacement is named. The Company intends to conduct a comprehensive search to identify a permanent Vice President and Chief Financial Officer. As Vice President and Interim Chief Financial Officer, Mr. Hinrichsen will receive an annual salary of $300,000, effective immediately. Mr. Hinrichsen will be eligible to participate in the Company’s short-term incentive compensation program, with a target annual incentive award of 48% of his base salary. Mr. Hinrichsen will also be eligible to participate in the Company’s long-term incentive compensation program, with a target annual grant value of $100,000. Mr. Hinrichsen will be entitled to certain perquisites available to Company vice presidents and eligible for certain employee benefits generally available to all employees. Mr. Hinrichsen, 45, has served as the Company’s Global Director of Finance since January 2023. From January 2022 to December 2022, Mr. Hinrichsen served as the Company’s Finance Director, Business Units and Procurement Finance. From June 2018 to January 2022, Mr. Hinrichsen served as Global Finance Director at CMC Materials Inc. (“CMC”), a global supplier of consumable materials to semiconductor manufacturers. Prior to joining CMC, served as the Company’s Global Senior Finance Manager, Surfactants.

There are no arrangements or understandings between Mr. Hinrichsen and any other persons pursuant to which Mr. Hinrichsen was elected as an officer. Mr. Hinrichsen does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to become a director or executive officer. Mr. Hinrichsen does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Retention Award for Robert J. Haire, Jr., Executive Vice President, Supply Chain

On October 29, 2024, in connection with the announced leadership changes and to promote his continued employment, the Human Capital and Compensation Committee of the Board approved a one-time retention award (the “Retention Award”) for Robert J. Haire, Jr., Executive Vice President, Supply Chain of the Company, with a total value of $600,000, of which 50% will be paid in cash and 50% in RSUs, valued as of the date of grant. The cash awarded will be paid in two equal installments, and the RSUs awarded will vest in two substantially equal installments, each on December 31, 2025 and December 31, 2026, respectively, subject to Mr. Haire’s continued employment with the Company through each such vesting and payment date. All unvested/unpaid cash and RSU amounts will become payable upon a termination of Mr. Haire’s employment due to death or disability; and a prorated portion of unpaid cash and RSU amounts will also become payable upon a termination of his employment by the Company without cause. The RSU award will otherwise be subject to the Company’s previously-filed terms and conditions.

Item 7.01 Regulation FD Disclosure.

On October 30, 2024, the Company issued a press release announcing the officer appointments and departure detailed in Item 5.02 hereto. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release of Stepan Company dated October 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY

Date:	October 30, 2024	By:	/s/ David G. Kabbes
David G. Kabbes Vice President, General Counsel and Secretary